                                                                     EXHIBIT 3.2



                          GENERAL SIGNAL CORPORATION


                                  __________

                                    BY-LAWS
                                  __________



                       As Amended Through March 19, 1998



                                   ARTICLE I

                             SHAREHOLDERS' MEETING


  SECTION 1. Annual Meeting: The Annual Meeting of the shareholders of this
             ---------------
Corporation for the election of directors and the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such time and place, whether within or without the State of New York, as shall be determined by the Board of Directors.

  SECTION 2.  Special Meeting:   A Special Meeting of the shareholders may be
              ----------------
held at any time upon the call of the Board of Directors or the Chairman of the Board and shall be called by the Secretary at the written request of shareholders owning at least two-thirds of the outstanding shares of stock entitled to vote, which request shall specify the matters to be presented to such meeting.

  SECTION 3.  Notice of Annual or Special Meeting:  Written notice of the
              -----------------------------------
holding of each Annual or Special Meeting of the shareholders shall be given by the Secretary. Such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, and shall be signed by the Secretary, and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. A copy of such notice shall be mailed, postage prepaid, not less than ten nor more than fifty days before the date of the meeting, to each shareholder of record as of such record date, not less than ten nor more than fifty days before the date of the meeting, as may be fixed by the Board of Directors for determining the shareholders entitled to notice of, or to vote at, the meeting. Such notice shall be directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

  If, at any meeting, action is proposed to be taken which would, if taken, entitle certain shareholders to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect.

  At any meeting of shareholders or any such adjourned meeting, only such business shall be conducted as shall have been properly brought before such meeting or any such adjourned meeting. To be properly brought before any meeting of shareholders or any such adjourned meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before such meeting or any such adjourned meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before such meeting or any such adjourned meeting by a shareholder. For business to be properly brought before any meeting of shareholders or any such adjourned meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five days nor more than sixty days prior to such meeting; provided, however, that in
                                                     ------------------
the event less than fifty-five days prior public disclosure of the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this Article 1,
Section 3, notice by such shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before such meeting (a) a brief description of the business desired to be brought before such meeting and the reasons for conducting such business at such meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business,
(c) the class and number of shares of the securities of the Corporation which are beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business.


  No business shall be conducted at any meeting of shareholders or any such adjourned meeting except in accordance with the procedures set forth in this
Article 1, Section 3. In the event that a shareholder seeks to bring one or more matters before a meeting of shareholders or any such adjourned meeting, the Board of Directors shall establish a committee consisting of non-management directors for the purpose of reviewing compliance with this Article 1, Section 3; provided, however, that if the business to be brought before such meeting or
   -----------------
any such adjourned meeting by a shareholder relates to the removal, replacement or election of one or more directors, the Secretary shall appoint two or more inspectors, neither of whom shall be an affiliate of the Corporation, to act in lieu of such committee to review compliance with this Article 1, Section 3. If the committee or the inspectors (as the case may be) shall determine that a shareholder has not complied with this Article 1, Section 3, the committee or the inspectors (as the case may be) shall direct the chairman of such meeting to declare to such meeting or any such adjourned meeting that such business was not properly brought before such meeting or any such adjourned meeting in accordance with the provisions of this Article 1, Section 3; and the chairman shall so declare to such meeting or any such adjourned meeting and any such business not properly brought before such meeting or any such adjourned meeting shall not be transacted.


  Only individuals who are nominated in accordance with the procedures set forth in this Article 1, Section 3, shall be eligible for election as directors. Nominations of individuals for election to the Board of Directors may be made at a meeting of shareholders or any such adjourned meeting by or at the direction of the board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting or any such adjourned meeting who complies with the notice procedures set forth in this Article 1, Section 3.

  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty-five days nor more than sixty days prior to such meeting; provided,
                                                                ---------
however, that in the event less than fifty-five days prior public disclosure of
--------
the date of such meeting is made to the shareholders or in the event the only public disclosure of the date of the meeting is written notice in accordance with this Article 1, Section 3, notice by such shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each individual whom such shareholder proposes to nominate for election or re-election as director, (i) the name, age, business address and residence address of such individual, (ii) the principal occupation or employment of such individual, (iii) the class and number of shares, or the amount of any securities of the Corporation which are beneficially owned by such individual and (iv) any other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the securities of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No individual shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Article 1, Section 3. In the event that a shareholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, neither of whom shall be an affiliate of the Corporation, to determine whether such shareholder has complied with this Article 1, Section 3. If the inspectors shall determine that such shareholder has not complied with this Article 1,
Section 3, the inspector shall direct the chairman of such meeting or any such adjourned meeting to declare to such meeting or any such adjourned meeting that a nomination was not made in accordance with the prescribed procedures, and the chairman shall so declare to such meeting or any such adjourned meeting and the defective nomination shall be disregarded.

  SECTION 4.  Presiding Officer:   At all meetings of shareholders the Chairman
              ------------------
of the Board shall preside, or in his absence, the Chairman of the Executive Committee, the President or any Vice President may preside.

  SECTION 5.  Inspectors:   Prior to each meeting of the shareholders, the Board
              -----------
of Directors may appoint two Inspectors of Election and two or more Alternate Inspectors, to serve at such meeting and any adjournment thereof. If any Inspector refuses to serve, or shall not be present at the meeting of the shareholders, the Alternate Inspectors shall act in the order of their appointment.

  SECTION 6.  Voting and Method of:  Except as otherwise provided in the
              --------------------
Certificate of Incorporation, at all meetings of the shareholders, each shareholder entitled to vote shall be entitled to one vote for every share standing in his name on the record of shareholders, and all questions to be decided by the shareholders, except the question of election of directors and such other questions the manner of deciding which is specifically regulated by statute, shall be decided by a majority of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote thereon. All voting shall be viva-voce, except that any qualified voter may require a vote by ballot on any question to be decided. In case of a vote by ballot, each ballot shall state the name of the shareholder voting and the number, class and series (if any) of shares owned by him, and in addition, if such ballot be cast by a proxy, the name of the proxy shall be stated.

  SECTION 7.  Quorum:  Except as may be otherwise provided by law or by the
              ------
Certificate of Incorporation, at all meetings of the shareholders, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business.

  SECTION 8.  Fiscal Year:   The fiscal year of the Corporation shall close on
              -----------
the 31st day of December in each year. The officers of the Corporation shall prepare and cause to be submitted to the shareholders at the Annual Meeting a detailed statement showing the financial condition of the Corporation.


                                 ARTICLE II

                                 DIRECTORS

  SECTION 1.  Election of Directors:  The directors shall be classified with
              ----------------------
respect to their terms of office by dividing them into three classes. All classes shall be as nearly equal in number as possible, and no class shall include less than three directors. Subject to such limitations, the size of each class may be fixed by action of the shareholders or of the Board of Directors.

  At each Annual Meeting of Shareholders, directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the expiration of the term of whatever class they are assigned to, provided that no director may be assigned to a class the term of which will expire later than the Annual Meeting next succeeding the director's attaining age 72. Notwithstanding the foregoing, Ralph E. Bailey, John P. Horgan and Roland W. Schmitt shall be permitted to be nominated for a one-year term at the 1996 Annual Meeting of Shareholders.

  Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified, provided, however, that a director may be removed from office as a director, but only for cause, by action of the shareholders or of the Board of Directors.

  SECTION 2.  Number of Directors:  The number of the directors of the
              -------------------
Corporation shall be not more than 15 as shall be determined from time to time by the Board of Directors.

  SECTION 3.  Newly Created Directorships and Vacancies:   Newly created
              ------------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason may be filled by the vote of a majority of the directors then in office, although less than a quorum may exist. A director elected to fill a newly created directorship or a vacancy shall be elected to hold office until the next Annual Meeting of the shareholders, and (if he is to have a successor) until his successor has been elected and qualified.

  SECTION 4.  Regular Meetings:  Regular Meetings of the Board of Directors
              ----------------
shall be held at such times and places as may be fixed by the Board of Directors provided that the Organization Meeting of the newly elected Board of Directors shall be held on the same day as the Annual Meeting of the shareholders, at which time the Executive Committee and other Committees of the Board and Officers shall be elected or appointed. Unless otherwise required by appropriate resolution of the Board of Directors, or by law, notice of any such meetings need not be given.

  SECTION 5.  Special Meetings:   Special Meetings of the Board of Directors
              ----------------
shall be called by the Secretary upon the order of the Chairman of the Board, the President, or the Chairman of the Committee on Directors, or upon the written request of five (5) directors.

  SECTION 6.  Presiding Officer:  At all meetings of the Board of Directors, the
              -----------------
Chairman of the Board of Directors shall preside, or in his absence, the Chairman of the Committee on Directors, the President or any Vice President who is a member thereof may preside.

  SECTION 7.  Quorum:   A majority of the directors then in office or half of
              ------
such number when the number of directors then in office is even, but not less than one-third of the entire Board, shall constitute a quorum for the transaction of business at all meetings of the Board.

  SECTION 8.  Notice:   The Secretary shall mail to each director notice of any
              ------
Special Meeting, or of any Regular Meeting, if required, at least two days before the meeting, or shall telegraph or telephone such notice not later than the day before such meeting. Each director shall file with the Secretary a designation of the address to which such notice to him shall be sent, and any such notice to him thereafter shall be addressed in accordance with his latest designation.

  SECTION 9.  Designation of Executive and Other Committees:   The Board of
              ----------------------------------------------
Directors shall by resolution adopted by a majority of the entire Board, designate an Executive Committee of not less than three of its members of whom the Chairman of the Board, the Chairman of the Executive Committee, and the President shall be ex officio members, and said Executive Committee shall have authority to exercise and shall exercise in the interim between the Regular and Special meetings of the Board of Directors all of the rights, powers and duties of the Board of Directors, except such as cannot be lawfully delegated.

  The Board of Directors may by resolution adopted by a majority of the entire Board, designate one or more directors as alternate members of the Executive Committee, who may replace any absent member or members of the Executive Committee, at any meeting thereof, when required to constitute a quorum.

  Meetings of the Executive Committee may be called by the Secretary upon order by the Chairman of the Executive Committee or in his absence by the Chairman of the Board, the President, or upon written request of two (2) members of the Executive Committee.

  At all meetings of the Executive Committee, the Chairman of the Executive Committee shall preside, or in his absence the Chairman of the Board or the President may preside.

  At all meetings of the Executive Committee, a majority of the full membership of the Executive Committee, including vacancies not filled or eliminated, shall constitute a quorum for the transaction of business.

  The Board of Directors may by resolution adopted by a majority of the entire Board, designate other Committees, each consisting of three or more directors, and delegate to them such powers and duties of the Board as may be lawfully delegated and determined to be appropriate by the Board.

  The Executive Committee and each other Committee designated pursuant to this Section, and each member or alternate member thereof, shall serve until the next Annual Meeting of the shareholders and at the pleasure of the Board of Directors. Vacancies in the Executive Committee or any other Committee, occurring for any reason, may by resolution adopted by a majority of the entire Board at any meeting of the Board of

Directors, be filled or may be eliminated by reducing the number constituting the membership of such Committee, provided, however, that the membership of any Committee shall not be reduced to less than three.

  Notice of the time and place of any meeting of the Executive Committee shall be given in the manner provided in Section 8 of this Article for the giving of notice of meetings of the Board of Directors. Meetings of any other Committee designated pursuant to this Section 9 shall be held in such manner, and at such times and places, and upon such notice, if any, as shall be provided in the resolution of the Board creating such Committee.

  SECTION 10.  Compensation:   Each director who is not a full-time employee of
               ------------
the Corporation or of any consolidated subsidiary shall be paid such compensation for serving as a director as the Board of Directors may, from time to time, determine.

  Section 11.  Action by Unanimous Written Consent:   Any action required to be
               ------------------------------------
or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the proceedings of the Board of Directors or Committee.

  Section 12.  Participation in Meetings by Means of Conference Telephone:   Any
               -----------------------------------------------------------
one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or Committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.


                                 ARTICLE III

                                 OFFICERS


  SECTION 1.  Executive Officers:   The Officers of the Corporation shall
              ------------------
consist of a Chairman of the Board of Directors, a President, a Vice President-Finance, one or more other Vice Presidents, one or more of whom may also be designated Executive Vice President or Senior Vice President, a Secretary, a Treasurer and a Controller, all of whom shall be elected annually by the Board at a meeting following the Annual Meeting of the shareholders. The Board may also elect one or more Assistant Treasurers and one or more Assistant Secretaries and such subordinate officers and agents of the Corporation as it may from time to time determine. The same person may hold two or more offices, except that the Chairman of the Board and President shall not hold the office of Secretary.

  SECTION 2.  Duties of Chairman of the Board:   The Chairman of the Board shall
              ---------------------------------
be a director and shall be chief executive officer of the Corporation and, subject to the direction of the Board, shall exercise general supervision over the business and affairs of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board. If the office of the President is not independently established, he shall perform all duties of that office. He shall preside at all meetings of the Board of Directors and shall also preside at all meetings of the shareholders of the Corporation.

  SECTION 3.  Duties of President:   The President shall be a director and shall
              --------------------
be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and the Chairman of the Board, shall direct and supervise the business operations of the Corporation and shall perform such other duties as from time to time the Board of Directors may prescribe or the Chairman of the Board may assign to him. The office of the President will normally be vested in the Chairman of the Board, provided, however, that in the discretion of the Board of Directors, the position of President may be established independent of, but reporting to, the Chairman of the Board.

  SECTION 4.  Duties of Vice President-Finance, and other Vice Presidents:   The
              -----------------------------------------------------------
Vice President-Finance shall serve as principal financial officer of the Corporation and shall perform such other duties as shall from time to time be prescribed by the Board of Directors or assigned to him by the Chairman of the Board or by the President. Each other Vice President shall perform such duties as from time to time may be prescribed by the Board of Directors or assigned to him by the Chairman of the Board or the Officer to whom he reports.

  SECTION 5.  Duties of Treasurer and Controller:   The Treasurer shall have the
              -----------------------------------
care and custody of all the funds and securities of the Corporation and, in general, shall perform all the duties incident to the office of Treasurer including the appointment of depository and disbursement banks. The Controller shall have charge of the books of account of the Corporation and, in general, perform all the duties incident to the office of Controller. The Treasurer and the Controller shall also discharge such other duties as from time to time the Board of Directors may prescribe or the Chairman of the Board, the President, or the Vice President-Finance may assign.

  SECTION 6.  Duties of Secretary:   The Secretary shall keep the minutes of the
              -------------------
meetings of the Board of Directors, of the Executive Committee and other Committees of the Board and of the shareholders, and shall attend to the giving and service of all notices for meetings of the Board of Directors, of the Executive Committee and other Committees of the Board and of the shareholders and otherwise whenever required, except to the extent, that such duties shall have been specifically delegated to another officer by the Board of Directors or by the Chairman of the Board. He shall have the custody of such books and papers as the Board of Directors, the Chairman of the Board, or the President may provide. He shall also discharge such other duties as from time to time the Board of Directors may prescribe or the Chairman of the Board, or the President may assign to him.

  SECTION 7.  Assistant Officers:   The Board of Directors may elect one or more
              ------------------
Assistant Secretaries or one or more Assistant Treasurers. Each Assistant Secretary, if any, and each Assistant Treasurer, if any, shall have such authority and perform such duties as from time to time the Board of Directors may prescribe or the Chairman of the Board or the President may assign.

  SECTION 8.  Subordinate Officers:   The Board of Directors may elect such
              --------------------
subordinate officers as it may deem desirable. Each such officer shall have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

  SECTION 9.  Surety Bonds of Officers:   The Board of Directors may require
              -------------------------
from any officer of the Corporation a bond in such amount as it may determine for the faithful discharge of the duties of any such officer; such bond to be approved by the Board and to be obtained at the expense of the Corporation.


  SECTION 10.  Compensation of Officers:  The Chairman of the Board, with the
               ------------------------
advice of the President of the Corporation, shall have power to fix the compensation of all officers of the Corporation, except the Chairman of the Board, the president and the officers reporting directly to either of them. The Board of Directors shall have power to fix the compensation of the Chairman of the Board, the President and of the officers reporting directly to either of them. The Board of Directors may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers. Notwithstanding the foregoing, the Board of Directors may delegate to a Committee of the Board the responsibility of determining the incentive compensation and stock awards of the Chairman of the Board, the President and the officers reporting directly to either of them.

  SECTION 11.  Vacancy:   Any vacancy of an office occurring may be filled at
               --------
any Regular or Special Meeting of the Board of Directors.

  SECTION 12.  Removal of Officers:   Any officer of the Corporation may be
               -------------------
removed, with or without cause, by the vote of the Board of Directors at any meeting thereof.

  SECTION 13.  Checks and Obligations:   All notes and all checks, drafts, or
               ----------------------
other orders for the payment of money, and all endorsements thereof, executed on behalf of the Corporation shall be signed by any person or persons designated for the purpose either by the Board or by an officer or officers of the Corporation pursuant to authority delegated by the Board of Directors.

  SECTION 14.  Execution of Contracts, Assignments, Deeds and other Documents:
               --------------------------------------------------------------
All contracts, agreements, assignments, transfers, guaranties, deeds, stock powers or other instruments of the Corporation may be executed and delivered by the Chairman of the Board, the President, or any Vice President or by such other officer or officers, or agent or agents, of the Corporation as shall be thereunto authorized from time to time either by the Board or by power of attorney executed by the Chairman of the Board, the President, any Senior Vice President, or by any person pursuant to authority granted by the Board; and the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer may affix the seal of the Corporation thereto and attest same.

  SECTION 15.  Execution of Proxies:  The Chairman of the Board, the President,
               ---------------------
or any Vice President or any other person designated by the Board of Directors, may authorize from time to time the execution and issuance of proxies to vote upon shares of stock of other corporations owned by the corporation, or authorize the execution of a consent to action taken or to be taken by such other corporation. All such proxies or consents may be signed in the name of the Corporation by any of the persons above-mentioned in this Section 15 or by any other person or persons designated for the purpose either by the Board of Directors or by power of attorney executed by any person pursuant to authority granted by the Board.

  SECTION 16.  Facsimile Signatures:   Any signature which is authorized by
               ---------------------
Section 13, 14 or 15 of this Article may be facsimile, if so determined by the Board of Directors, or by an officer or officers of the Corporation pursuant to authority delegated by the Board of Directors.

                                 ARTICLE IV

                                 CREATION OF DIVISIONS

  SECTION 1.  Creation of Divisions:   The Board of Directors may from time to
              ---------------------
time create divisions and may set apart to such divisions such aspects or portions of the business, affairs and properties of the Corporation as the Board may from time to time determine. Each division of the Corporation shall be organized and regulated as hereinafter provided in this Article IV. As used in the succeeding Sections of this Article, the term "Company" shall refer to any division of the Corporation.

  SECTION 2.  Executive Officers of Company:   The Chairman of the Board of the
              ------------------------------
Corporation may appoint, with the advice of the President of the Corporation, as Executive Officers of the Company, a President, one or more Vice Presidents, appropriate Financial Officers and a Secretary and in his discretion, one or more Assistant Secretaries and Assistant Financial Officers and such subordinate officers as may from time to time be deemed desirable. Such officers shall be appointed as soon as practicable following the creation of the Company and thereafter shall hold office at the discretion of the Chairman of the Board of the Corporation. The same person may hold two or more offices of the Company, except the offices of President and Secretary of the Company, and any person holding an office of the Company may also be elected by the Board as an officer of the Corporation. Vacancies occurring in any office may be filled at any time by the Chairman of the Board of the Corporation, with the advice of the President of the Corporation. The Executive Officers and all other persons who shall serve the Company in the capacities set forth in this Article are hereby appointed agents of the Corporation with the powers and duties herein set forth. However, the authority of said agents shall be limited to matters related to the properties, business and affairs of the Company, and shall not extend to any other portion of the properties, business and affairs of the Corporation nor are such Executive Officers or other persons to be considered officers of the Corporation.

  SECTION 3.  Authority of the Executive Officers of the Company:   The
              ---------------------------------------------------
President of the Company shall be the Chief Executive Officer of the Company.
He shall exercise general supervision over the business, affairs and properties of the Company and shall be directly responsible to, and shall perform such other duties as may be assigned to him from time to time by, the Chairman of the Board or the assigned Officer or other employee of the Corporation to whom the President of the Company reports. All Executive Officers other than the President of the Company, and any subordinate officers, shall be directly responsible to the President of the Company and any Officer or other employee of the Corporation as the Chairman of the Board or the assigned Officer or other employee of the Corporation to whom the President of the Company reports shall direct.

  SECTION 4.  Use of Divisional Names:   In executing any document on behalf of
              -----------------------
any division of the Corporation, the name of such division shall be followed by the words "a division of General Signal Corporation." In any instance in which a division of the Corporation shall use the name of the division followed by the words, "a unit of General Signal," such words shall have the same meaning as "a division of General Signal Corporation."

                                 ARTICLE V

                                 INDEMNIFICATION

  SECTION 1.  Indemnification:  Except to the extent expressly prohibited by the
              ---------------
New York Business Corporation Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  The Corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.

  Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

  Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such Indemnified Person of such action, and no elimination of or amendment to this by-law shall thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

  The Corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this by-law. The indemnification of any Indemnified Person provided by this by-law shall be deemed to be a contract between the Corporation and each Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives. If the Corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article V and an Indemnified Person commences an action or proceeding to recover such payment, the Corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

  The Corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Indemnified Person pursuant to this by-law, it being expressly recognized hereby that all directors or officers of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise. Persons who are not directors or officers of the Corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors.

  In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article V.

  For purposes of this by-law, the Corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable fines. For purposes of this by-law, the term "Corporation" shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.



                                 ARTICLE VI

                                 CAPITAL STOCK


  SECTION 1.  Certificates of Capital Stock:   All certificates of stock of the
              ------------------------------
Corporation, both preferred and common, shall be separately numbered and the facsimile signature of the Chairman of the Board, or the President, or a Vice President and the facsimile counter-signature of the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary and the facsimile seal of the Corporation shall appear thereon, all in manner as authorized under the laws of the State of New York and approved by the New York Stock Exchange.

  SECTION 2.  Transfer Agent and Registrar:  All certificates of stock of the
              ----------------------------
Corporation shall be issued only through a Transfer Agent of the Corporation's stock, consisting of a Bank or Trust Company, duly appointed by the Board of Directors to act as Transfer Agent and bear the counter-signature of the Registrar of the Corporation's stock duly appointed by the Board of Directors to act as Registrar. Endorsement to the foregoing effect shall be made upon all certificates issued.


  SECTION 3.  Transfer of Shares:   Shares of stock shall be transferable only
              ------------------
on the books of the Corporation by the holder thereof in person or pursuant to a power of attorney duly executed and filed with the Transfer Agent, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. All certificates surrendered for transfer shall be cancelled by the Transfer Agent.


  SECTION 4. Lost, Destroyed or Stolen Certificates:  No certificate for shares
             ---------------------------------------
of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion determine to be satisfactory.


  SECTION 5.  Seal of Corporation:   The seal of the Corporation shall be
              -------------------
circular in form and bear the words "GENERAL SIGNAL CORPORATION" next inside the line of its circumference and the words "Incorporated June 13th, 1904" in the center within the line of an inner circle.



                                 ARTICLE VII

                                 AMENDMENTS

SECTION 1.  Amendments:  Except as otherwise provided by the Certificate of
            ----------
Incorporation, any provision or provisions of these By-Laws, including any amendment thereof, regardless of the manner in which any such provision or amendment may have been adopted, may be deleted or amended in any respect at any Annual Meeting of the shareholders, or at any Special Meeting called for that purpose, by a majority of the votes cast at such meeting in person or by proxy by the holders of shares entitled to vote thereon, or with the exception of this
Section 1 of Article VII, by a majority of the Board of Directors then in office at any meeting thereof.

                                 ARTICLE VIII

                                 WAIVER OF NOTICE

  SECTION 1.  Waiver of Notice:  Any notice required by these By-Laws may be
              ----------------
waived in writing, either before or after the action requiring such notice is taken.